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                                                                    EXHIBIT 10.8


                     PROJECT DEVELOPMENT ADVISORY AGREEMENT

This Project Development Advisory Agreement ("Agreement") is entered into effective as of December 1, 1998 by and between Project Development Associates, LLC, a Minnesota limited liability company having a principal place of business of 885 Hunt Farm Road, Long Lake, Minnesota 55356 ("PDA") and Probex Corp., a Colorado corporation having a principal place of business at 1467 LeMay Street, Suite 111, Carrollton, Texas 75007, and its affiliates (the "Company").

      WHEREAS, the Company is currently developing a used oil re-refining facility (the "Initial Probex Facility");

      WHEREAS, the Company plans on developing used oil re-refining facilities other than the Initial Probex Facility (the "Other Probex Facilities") (hereinafter, the Initial Probex Facility and the Other Probex Facilities are referred to as the "Projects"); and

      WHEREAS, the Company desires to engage general project development advisory services with respect to the Projects (the "Services");

      WHEREAS, PDA has agreed to assist the Company by performing the Services in accordance with the terms and conditions set forth in this Agreement; and

      NOW, THEREFORE, in consideration of the mutual promises hereinafter set forth, and intending to be legally bound, the Company and PDA hereby agree as follows:

1. ENGAGEMENT OF PDA. Subject to the terms and conditions hereof, the Company hereby engages and appoints PDA as project development advisor for the Projects and with respect to the Services and PDA hereby accepts its appointment and engagement by the Company.

2. TERM. The term of this Agreement (the "Term") shall commence as of December 1, 1998 and shall continue until the Services are completed, unless sooner terminated pursuant to a notice of termination given by either of the parties to the other pursuant to Section 11 below; provided, however, if any party introduced by PDA to the Company enters into an agreement to invest, purchase or otherwise participate in any offerings of the Company on or before December 31, 1999, even if PDA is terminated by the Company, then PDA shall be entitled to compensation pursuant to terms mutually acceptable to PDA and the Company.

3. DIRECTION, CONTROL AND COORDINATION. PDA shall perform the Services under the direction and with the approval of the Company's Board of Directors and Chief Executive Officer. PDA shall perform the Services in coordination and in conjunction with the Company's management team and other project participants, including but not limited to HSB Engineering Finance Corp. ("HSB").


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4. SCOPE OF SERVICES. The Services shall include but not be limited to:

      (a) Preparing a detailed milestone schedule work plan of the tasks necessary to complete the financing of the Projects;

      (b) Updating the Company's business plan to reflect the project financing of the Projects;

      (c) Preparing an estimated budget for the development period ("Development Period Budget");

      (d) Developing, arranging, drafting, and negotiating letters-of-intent and the credit support engineering, procurement and construction contract(s), feedstock supply agreements, off-take contracts, operation and maintenance agreement(s), and other agreements appropriate and necessary to obtain the project financing of the Projects;

      (e) Selecting and negotiating with selected participants in the Project commitments of cash and in-kind investment necessary to satisfy the Development Period Budget (the "Development Period Funding" or "DPF") as well as the basic structure of the company established as the legal entity for each Project (the "Project Companies");

      (f) Preparing and submitting to the Board periodic reports of the current status of the financing for the Projects; and

      (g) Other services as may be agreed between the Company and PDA.

5. STANDARD OF PERFORMANCE. PDA shall use its best reasonable efforts to perform the Services as an advisor to Probex in a professional, efficient and effective manner. PDA shall perform the Services in conjunction and cooperation with the Company, and with the Company's concurrence as appropriate and necessary. PDA makes no other warranty or guarantee, express or implied, with respect to its performance of the Services.

6. DISCLAIMER AND LIMIT OF LIABILITY. PDA is not licensed, nor does it have the capacity, to underwrite or guarantee the closing of the DPF or the financing of the Projects. Other than as set forth in the last sentence of this Section 6, PDA's sole liability for any of the Services which do not meet the standard set forth in Section 5, above, shall be to perform or correct such Services at its sole expense. Other than as set forth in the last sentence of this Section 6, in no event shall a party to this Agreement or its employees, shareholders, officers, directors, agents or lenders be liable for indirect or consequential damages suffered by the other party to this Agreement or its officers, directors, employees, shareholders, agents or lenders. The foregoing limitation and exclusion of liability shall not be effective in the event of a party's gross negligence, willful misconduct or bad faith, or to the extent prohibited by applicable law.


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7. DEDICATION OF RESOURCES. PDA shall devote such time, attention and energy as is necessary to perform and discharge the duties and responsibilities under this Agreement in an efficient, trustworthy, and businesslike manner. The Company acknowledges that PDA has other duties outside of its duties under this Agreement; however, PDA, with Managing Principal Jeffrey F. Lee taking the lead, shall dedicate no less than the equivalent of two weeks of each calendar month on a full time basis to the performance of the Services.

8. FEES. In consideration for the performance of the Services by PDA hereunder, during the term of the Agreement the Company shall:

    (a) Reimburse PDA monthly for all reasonable and necessary direct out-of-pocket expenses incurred by PDA in the performance of the Services and supported by reasonable documentation, subject to a monthly maximum of $5,000 unless otherwise approved by Probex;

    (b) Pay PDA $5,000 per month, payable on the last day of each month, the payment of which may be deferred in the event that the working capital of Probex (defined as current assets less current liabilities) is less than $100,000 until such time as the working capital balance exceeds $100,000, whereupon any prior deferred fees shall be paid in full;

    (c) Pay PDA a success fee of $100,000 upon the closing of the financing for the Initial Probex Facility if such financing closes within 12 months of the date of execution of this Agreement and a success fee of $25,000 upon the closing of the financing of each of the subsequent four Other Probex Facilities;

    (d) Grant to PDA a seven-year warrant to purchase 100,000 shares of the Company's common stock at $.50 per share upon the closing of the financing for the Initial Probex Facility if such financing closes within 12 months of the date of execution of this Agreement. Such warrant shall be essentially identical in form and substance to the document contained in Attachment A hereto. The Company shall grant to PDA similar warrants to purchase 25,000 shares of the Company's common stock upon the closing of the financing of each of the subsequent four Other Probex Facilities; and

    (e) If a party introduced to Probex by PDA provides funding to, or for the benefit of, Probex, then Probex shall compensate PDA for such introduction upon terms mutually agreeable to Probex and PDA.


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9. STATUS. PDA is, and shall be deemed for all purposes to be, an independent contractor, advisor and consultant, rather than a co-venturer, employee, agent or other representative of the Company. PDA shall not have authority, and will not represent itself as having authority, to enter into any agreement or incur any obligation on behalf of the Company, except as expressly authorized by the Company or HSB.

10. CONFIDENTIAL AND PROPRIETARY INFORMATION. PDA recognizes and acknowledges that by reason of its performance of the Service to the Company (both during the Term and before or after it) it has had and will continue to have access to confidential information of the Company and its affiliates, including, without limitation, information and knowledge pertaining to products and services offered, inventions, innovations, designs, ideas, plans, trade secrets, proprietary information, advertising, distribution and sales methods and systems, and relationships between the Company and its affiliates and customers, clients, suppliers and others who have business dealings with the Company and its affiliates ("Confidential Information"). PDA acknowledges that such Confidential Information is a valuable and unique asset and covenants that it will not, either during or for five years after the term of this Agreement, disclose any such Confidential Information to any person for any reason whatsoever or use such Confidential Information (except as his duties hereunder may require) without the prior written authorization of the Company, unless such information is in the public domain through no fault of PDA or except as may be required by law. Upon the Company's request, PDA will return all tangible materials containing Confidential Information to the Company.

11. TERMINATION. Unless otherwise mutually agreed by Probex and PDA or as stipulated in this Section 11, the term of this Agreement shall end upon the closing of the financing for the Projects, at which point neither party shall have further obligations to the other. Notwithstanding the foregoing, either Probex or PDA may terminate this Agreement at any time upon thirty days written notice to the other if, in the good faith judgment of such party, either the Scope of Services or the Standard of Performance as described herein either has not been fulfilled, or is deemed unlikely to be fulfilled, in the estimation of the party providing such notice. In addition, after the Initial Probex Facility has been financed, then either party may terminate this Agreement for its convenience upon thirty days' written notice to the other. If following the financing of the Initial Probex Facility Probex then elects to terminate for its convenience, then those fees described under Section 8 (b) shall be terminated; however, those fees for Other Project Facilities which are described under Sections 8 (c) and (d) shall continue to be earned by PDA as long as PDA provides ongoing general consulting and advisory services within PDA's areas of competence and expertise on terms mutually agreeable to Probex and PDA, and in a manner acceptable to Probex in its sole discretion.


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12. INDEMNIFICATION

      (a) The Company shall defend, indemnify, and hold harmless PDA, its principals, officers, directors, employees and controlling persons (each of which shall be an "indemnified party") from and against any and all losses, claims, damages, liabilities or actions (collectively, "liabilities"), joint or several, to which an indemnified party may become subject and to reimburse such indemnified parties for any reasonable legal or other expenses (including the cost of any investigation and preparation) incurred by them in connection with any litigation or threatened litigation, whether or not resulting in any liability, arising out of, or based upon, this Agreement.

      (b) Notwithstanding the foregoing, the Company shall not be liable under subsection 12 (a) immediately above for indemnification in respect of any liabilities to the extent the same is determined, in a final judgment by a court of competent jurisdiction, to have resulted from the willful misconduct, gross negligence, or bad faith of any indemnified party.

      (c) If any action is brought against an indemnified party in respect of which indemnity may be sought against the Company, such indemnified party shall promptly notify the Company in writing of the commencement of such action, but the omission so to notify the Company shall not release the Company from any liability it may have to such indemnified party except to the extent of actual prejudice resulting therefrom. The Company shall not be liable for any settlement of any action or proceeding effected without its prior written consent.

13. CHOICE OF LAW. This Agreement shall be construed and enforced in accordance with the law of the State of Texas without giving effect to any conflict of laws provisions.

14. MODIFICATIONS: WAIVER. No modification or waiver of any provision of this Agreement shall be valid unless it is in writing and signed by the party against whom it is sought to be enforced. No waiver at any time of any provision of this Agreement shall be deemed a waiver of any other provision of this Agreement at that time or a waiver of that or any other provision at any other time.

15. ENTIRE AGREEMENT. This Agreement constitutes the entire agreement between the parties with regard to the Services to be provided by PDA to the Company and supersedes all prior agreements or understandings between the Company and PDA or their agents with regard to the Services.

16. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original and all of which taken together shall constitute but one and the same agreement.


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17. SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All representations and warranties set forth herein shall survive the execution and delivery of this Agreement and the consummation of any offering or transaction contemplated hereby.

18. NOTICES. All notices, requests, consents and other communications hereunder shall be in writing, shall be addressed to the receiving party's address set forth below or to such other address as a party may designate by notice hereunder, and shall be either (i) delivered by hand, (ii) made by telex, telecopy or facsimile transmission, (iii) sent by overnight courier, or (iv) sent by registered mail, return-receipt requested, postage prepaid.


If to PDA:          Mr. Jeffrey F. Lee
                    Managing Principal
                    Project Development Associates, LLC
                    885 Hunt Farm Road
                    Long Lake, Minnesota 55356
                          Telephone: 612-476-0277
                          Facsimile:   612-476-0302

If to the Company:  Mr. Thomas Murray, CEO
                    Probex Corporation
                    1467 LeMay Street, Suite 111
                    Carrollton, Texas 75007
                          Telephone: 972-466-1555
                          Facsimile:   972-466-1556

All notices, requests, consents and other communications hereunder shall be deemed to have been given either (i) if by hand, at the time of the delivery thereof to the receiving party at the address of such party set forth above,
(ii) if made by telex, telecopy or facsimile transmission, at the time that receipt thereof has been acknowledged by electronic confirmation or otherwise,
(iii) if sent by overnight courier, on the next business day following the day such notice is delivered to the courier service, or (iv) if sent by registered mail, on the fifth business day following the day such mailing is made.

19. HEADINGS AND CAPTIONS. The headings and captions of the various subdivisions of this Agreement are for convenience of reference only and shall in no way modify or affect the meaning or construction of any of the terms or provisions hereof.

20. NO WAIVER OF RIGHTS, POWERS AND REMEDIES. No failure or delay by a party hereto in exercising any right, power or remedy under this Agreement, and no course of dealing among the parties hereto, shall operate as a waiver of any such right, power or remedy of the party. No single or partial exercise of any right, power or remedy under this Agreement by a party hereto, nor any abandonment or discontinuance of steps to enforce any such right, power or remedy, shall preclude such party from any other or


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further exercise thereof or the exercise of any other right, power or remedy hereunder. The election of any remedy by a party hereto shall not constitute a waiver of the right of such party to pursue other available remedies. No notice or demand on a party not expressly required under this Agreement shall entitle the party receiving such notice or demand to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the party giving such notice or demand to any other or further action in any circumstances without such notice or demand.


IN WITNESS WHEREOF, PDA and the Company have signed this Agreement as of the date of execution noted below.

Project Development Associates, LLC

By: /s/ Jeffrey F. Lee                           28 July 1999
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Name:  Jeffrey F. Lee                            Date of Execution
Title: Managing Principal


Probex Corporation

By: /s/ Thomas G. Murray                         30 July 1999
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Name:  Thomas Murray                             Date of Execution
Title: Chief Executive Officer


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